UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2013

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013 our Board of Directors elected each of Satbir Khanuja, Ph.D. and Girish Rishi to the Board. Dr. Khanuja was elected to serve in the class of directors whose term expires at the 2014 annual meeting of our stockholders. Mr. Rishi was elected to serve in the class of directors whose term expires at the 2015 annual meeting of our stockholders. At our 2014 annual meeting of stockholders, the Board anticipates that Dr. Khanuja shall stand for election for a new three year term and that Mr. Rishi shall stand for election for a term expiring at the 2015 annual meeting of stockholders. At this time, neither Dr. Khanuja nor Mr. Rishi has been appointed to any committee of the Board.

There is no arrangement or understanding between either Dr. Khanuja or Mr. Rishi and any other person pursuant to which either of them was selected as a director.

Each of Dr. Khanuja and Mr. Rishi shall receive restricted stock units of our common stock with a value of $100,000 in connection with their election to the Board. These restricted stock units shall vest 50% on the first anniversary of their issuance and 50% on the second anniversary of their issuance provided the director continues to serve the company on the vesting date. The issuance of these restricted stock units shall occur after the company announces its third quarter earnings for fiscal year 2013. Each of Dr. Khanuja and Mr. Rishi shall also receive cash compensation under our non-employee director compensation program that will be pro-rated for fiscal 2013 from the date of their election to the Board as well as any committee to which they may each be appointed. The terms of this program are disclosed in the proxy statement for our 2013 annual meeting of stockholders.

A copy of the press release announcing the election of Dr. Khanuja and Mr. Rishi is attached as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

June 5, 2013	By:	Steven E. Snyder

Name: Steven E. Snyder
Title: Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Election of Directors